                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              CENTRA SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE 04-3268918                        04-3268918
    (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)              Identification No.)

                               430 BEDFORD STREET
                         LEXINGTON, MASSACHUSETTS 02420
               (Address of Principal Executive Offices) (Zip Code)

                        --------------------------------

                      CENTRA SOFTWARE, INC. 1995 STOCK PLAN
                 CENTRA SOFTWARE, INC. 1999 STOCK INCENTIVE PLAN
              CENTRA SOFTWARE, INC. 1999 DIRECTOR STOCK OPTION PLAN
             CENTRA SOFTWARE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                MR. LEON NAVICKAS
                              CENTRA SOFTWARE, INC.
                               430 BEDFORD STREET
                               LEXINGTON, MA 02420
                     (Name and Address of Agent for Service)

                                (781) 861-7000
       (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:
                          Robert L. Birnbaum, Jr., Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                                   PROPOSED
                                                                PROPOSED            MAXIMUM          AMOUNT OF
         TITLE OF SECURITIES                AMOUNT          MAXIMUM OFFERING       AGGREGATE        REGISTRATION
           TO BE REGISTERED            TO BE REGISTERED     PRICE PER SHARE      OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,220,989 shares        $1.53 (1)           $1,868,113.17       $494.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,998,824 shares        $6.91 (2)          $13,811,873.84      $3,647.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,501,176 shares        $9.82 (3)          $14,741,548.32      $3,892.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value           200,000 shares         $9.82 (4)           $1,964,000.00       $519.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value          1,500,000 shares        $8.35 (5)          $12,525,000.00      $3,307.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) For shares issuable upon the exercise of stock options granted pursuant to the Centra Software, Inc. 1995 Stock Plan (the "1995 Plan") outstanding as of June 28, 2000, estimated pursuant to Rule 457(h) based on the weighted average exercise price of such options.

(2) For shares issuable upon the exercise of stock options granted under the Centra Software, Inc. 1999 Stock Incentive Plan (the "Incentive Plan") outstanding as of June 28, 2000, estimated pursuant to Rule 457(h) based on the weighted average exercise price of such options.

(3) For shares issuable pursuant to options and other stock awards that may be granted under the Incentive Plan but not yet granted as of June 28, 2000 estimated pursuant to Rule 457(c) based on the average if the high and low prices of the Common Stock as reported on the Nasdaq NMS on June 26, 2000.

(4) For shares issuable pursuant to options that may be granted under the Centra Software, Inc. 1999 Director Stock Option Plan, estimated pursuant to Rule 457(c) based on the average if the high and low prices of the Common Stock as reported on the Nasdaq NMS on June 26, 2000.

(5) For shares issuable pursuant to the 1999 Employee Stock Purchase Plan, estimated pursuant to Rule 457(c) and (h) based on 85% of the average if the high and low prices of the Common Stock as reported on the Nasdaq NMS on June 26, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement by reference:

         (a) the prospectus of Centra Software, Inc. (the "Company") dated February 3, 2000 included in the Company's registration statement on Form S-1, File Number 333-89817, as declared effective by the Commission on February 3, 2000;

         (b) the description of the Company's common stock contained in the registration statement on Form 8-A filed with the Commission on October 28, 1999 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

         (c) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, as filed with the Commission on May 12, 2000.

         All documents subsequently filed by The Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for Centra Software, Inc. by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Six of The Company's Amended and Restated Certificate of Incorporation provides that The Company will indemnify each person who at any time is, or shall have been, a director or officer of The Company and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of The Company or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of Article Six of the Amended and Restated Certificate of Incorporation will deprive a director or officer of the benefit thereof with respect to any act or failure occurring prior to such amendment or repeal.

         Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for: (a) any breach of the director's duty of loyalty to the corporation or its stockholders;
(b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

         Article Eight of The Company's Amended and Restated Certificate of Incorporation provides that to the maximum extent permitted by the Delaware General Corporation Law, no director will be personally liable to The Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director. No amendment to or repeal of the provisions of Article Eight will apply to or have any effect on the liability or the alleged liability of any director with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of Article Eight is to limit or eliminate the potential liability of The Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

         Section 145 of the Delaware General Corporation Law also empowers a Delaware corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that insures (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our certificate of incorporation or by-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  CONSULTANTS AND ADVISORS

         Not applicable.

ITEM 9.  EXHIBITS.

         Exhibit
         No.               Description
         -------           -----------
            4.1(1)         Amended and Restated Certificate of Incorporation of
                           Centra Software, Inc.

            4.2(2)         Amended and Restated By-Laws of Centra Software, Inc.

            4.3(3) Specimen certificate for common stock, $.001 par value, of Centra Software, Inc.

            4.4(4)         Centra Software, Inc. 1995 Stock Plan, as amended

            4.5(5)         Centra Software, Inc. 1999 Stock Incentive Plan

            4.6(6)         Centra Software, Inc. 1999 Employee Stock Purchase
                           Plan

            4.7(7)         Centra Software, Inc. 1999 Director Stock Option Plan

            5.1            Opinion of Foley, Hoag & Eliot LLP

           23.1            Consent of Arthur Andersen LLP

           23.2            Consent of Foley, Hoag & Eliot LLP (included in
                           Exhibit 5.1)

           24.1            Power of Attorney (contained on the signature page)

--------------------
(1) Incorporated by reference to Exhibit 3.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit 3.2 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(3) Incorporated by reference to Exhibit 4.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(4) Incorporated by reference to Exhibit 10.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(5) Incorporated by reference to Exhibit 10.2 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(6) Incorporated by reference to Exhibit 10.3 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(7) Incorporated by reference to Exhibit 10.4 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

ITEM 10.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

         2. The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Centra Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 27th day of June, 2000.

                                          CENTRA SOFTWARE, INC.

                                          By:    /s/ Leon Navickas
                                              -----------------------------
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Centra Software, Inc. hereby severally constitute and appoint Leon Navickas, Anthony J. Mark and Stephen A. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as of June 27, 2000.


                  Signature                             Title
                  ---------                             -----


              /s/ Leon Navickas
----------------------------------------   Chief Executive Officer and Director
                LEON NAVICKAS                (PRINCIPAL EXECUTIVE OFFICER)

           /s/ Stephen A. Johnson
----------------------------------------   Chief Financial Officer, Treasurer and Secretary
             STEPHEN A. JOHNSON              (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)

             /s/ Jonathan Flint
----------------------------------------   Director
               JONATHAN FLINT

             /s/ Richard D'Amore
----------------------------------------   Director
               RICHARD D'AMORE

              /s/ David Barrett
----------------------------------------   Director
                DAVID BARRETT

                                 EXHIBIT INDEX

 Exhibit
 No.              Description
---------         -----------

 4.1(1)            Amended and Restated Certificate of Incorporation of Centra Software, Inc.

 4.2(2)            Amended and Restated By-Laws of Centra Software, Inc.

 4.3(3)            Specimen certificate for common stock, $.001 par value, of Centra Software, Inc.

 4.4(4)            Centra Software, Inc. 1995 Stock Plan, as amended

 4.5(5)            Centra Software, Inc. 1999 Stock Incentive Plan

 4.6(6)            Centra Software, Inc. 1999 Employee Stock Purchase Plan

 4.7(7)            Centra Software, Inc. 1999 Director Stock Option Plan

 5.1               Opinion of Foley, Hoag & Eliot LLP

 23.1              Consent of Arthur Andersen LLP

 23.2              Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

 24.1              Power of Attorney (contained on the signature page)


------------------------
(1) Incorporated by reference to Exhibit 3.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit 3.2 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(3) Incorporated by reference to Exhibit 4.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(4) Incorporated by reference to Exhibit 10.1 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(5) Incorporated by reference to Exhibit 10.2 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(6) Incorporated by reference to Exhibit 10.3 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.

(7) Incorporated by reference to Exhibit 10.4 to Centra's Registration Statement on Form S-1 (File No. 333-89817) in the form in which it was declared effective by the Securities and Exchange Commission.